      THE TRAVELERS LIFE AND ANNUITY COMPANY - ONE TOWER SQUARE - HARTFORD,
                              CONNECTICUT - 06183

                                 A STOCK COMPANY

       We are pleased to provide You the benefits of this contract. Please read your contract and all attached forms carefully.

                         RIGHT TO EXAMINE THIS CONTRACT

              IN ORDER TO RETURN THIS CONTRACT FOR CANCELLATION, IT MUST BE GIVEN TO US IN A WRITTEN REQUEST AT OUR OFFICE OR TO OUR AGENT. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.

              IF THIS CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY
              (IRA), AND IS RETURNED FOR CANCELLATION WITHIN 7 DAYS AFTER ITS DELIVERY TO YOU, WE WILL PAY YOU THE FULL AMOUNT OF ANY PURCHASE PAYMENTS MADE, WITHOUT ADJUSTMENT FOR ANY PREMIUM TAX CHARGES OR CONTRACT CHARGES PAID. IF THIS CONTRACT IS RETURNED WITHIN 8 TO 10 DAYS AFTER ITS DELIVERY TO YOU, WE WILL PAY YOU THE CONTRACT VALUE AS STATED BELOW.

              IF THIS CONTRACT IS ISSUED OTHER THAN AS AN IRA AND IS RETURNED FOR CANCELLATION WITHIN 10 DAYS AFTER ITS DELIVERY TO YOU, WE WILL PAY YOU THE CONTRACT VALUE DETERMINED AS OF THE NEXT VALUATION DATE AFTER WE RECEIVE THE WRITTEN REQUEST AT OUR OFFICE, PLUS ANY PREMIUM TAX CHARGES OR CONTRACT CHARGES PAID.

       This contract is issued in consideration of the Purchase Payments. It is subject to the terms and conditions stated on the attached pages, all of which are a part of it.

                        Executed at Hartford, Connecticut

                                      [SIG]

                                    President

                  This is a legal contract between You and Us.
                          READ YOUR CONTRACT CAREFULLY.

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT

   ELECTIVE OPTIONS                                         NON-PARTICIPATING

     ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND
       MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR
                                    AMOUNT.




TL-22270                                                        TLAC Ed. 07-99

                                TABLE OF CONTENTS

Right to Examine this Contract                                       Cover Page

Contract Specifications                                              Pages 3-5

Definitions                                                          Page 7

Owner, Beneficiary and Annuitant Provisions                          Pages 8-9

Purchase Payment and Valuation Provisions                            Pages 10-12

Death Benefit Provisions                                             Page 13-14

Settlement Provisions                                                Pages 15-16

General Provisions                                                   Pages 17-18

Table of Values                                                      Page 19

Annuity Tables                                                       Pages 20-25


             Any Riders or Endorsements follow the Annuity Tables.


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                             CONTRACT SPECIFICATIONS

OWNER                        John Doe             12345         CONTRACT NUMBER
JOINT OWNER
CONTINGENT ANNUITANT
ANNUITANT                    John Doe
CONTRACT DATE                11/1/1999
MATURITY DATE                11/1/2024
INITIAL PURCHASE PAYMENT     $20,000

--------------------------------------------------------------------------------
IF YOU HAVE ANY QUESTIONS CONCERNING YOUR CONTRACT, PLEASE CONTACT US AT -800-842-8573.

MINIMUM INITIAL PURCHASE PAYMENT: $5,000
MINIMUM SUBSEQUENT PURCHASE PAYMENT: $500
MAXIMUM PURCHASE PAYMENT WITHOUT OUR APPROVAL: $1,000,000

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: The initial rate for any deposit is guaranteed for one year from date of deposit. Subsequent renewal rates will be guaranteed for a calendar quarter.

TRANSFERS: You may transfer up to 15% of the Fixed Account value to any of the Funding Options twice per year during the 30 days following the semi-annual Contract Date anniversary.

TRANSFER CHARGE: $0. We reserve the right to assess a transfer charge of up to $10.00 on transfers exceeding 12 per year.

CONTRACT FEE: $30.00 per year. This fee will be waived if Your contract value is equal to or greater than $40,000 on the date the charge is assessed. This fee is assessed annually on fourth Friday of August. The contract fee will be prorated upon full surrender or termination of the contract.

CONTINGENT DEFERRED SALES CHARGE: The contingent deferred sales charge is calculated as a percentage of the Purchase Payments withdrawn on a first-in, first-out basis. For the purpose of determining the contingent deferred sales charge, the order of withdrawal will be deemed to be taken first from (a) any Purchase Payments that are not subject to the contingent deferred sales charge;
(b) next from any remaining free withdrawal allowance (as described below) after the reduction by the amount of (a); (c) next from remaining Purchase Payments (on a first-in, first-out basis); and then (d) from contract earnings. Any free withdrawals taken will not reduce Purchase Payments still subject to the contingent deferred sales charge.

            YEARS SINCE PURCHASE           PERCENT OF PURCHASE PAYMENTS
              PAYMENT WAS MADE             (NOT PREVIOUSLY SURRENDERED)
                   1 - 3                                6%
                   4 - 5                                5%
                   6                                    4%
                   7                                    3%
                   8 +                                  0%

DISTRIBUTIONS ARE NOT SUBJECT TO THE CONTINGENT DEFERRED SALES CHARGE IF:

-  A life annuity option has begun;

-  Payments for a fixed period of at least 5 years' duration have begun;

-  The Annuitant dies;

- Subject to Our approval, withdrawals of a specified amount are taken from this contract to be deposited to other contracts issued by Us or Our affiliates. Such withdrawals will be processed upon Our receipt of a Written Request.

- Taken as minimum distributions as defined by the IRS made under Our Managed Distribution Program then in effect if elected by the Owner in a Written Request.


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TL-22270                                                        TLAC Ed. 07-99
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FREE WITHDRAWAL ALLOWANCE: After the first Contract Year, You may withdraw up to
15% of Your contract value annually as of the first Valuation Date of any given Contract Year without imposition of the contingent deferred sales charge. (If
You have Purchase Payments no longer subject to the contingent deferred sales charge, the maximum You may withdraw without the contingent deferred sales charge is the greater of (a) the free withdrawal allowance, or (b) the total amount of Purchase Payments no longer subject to a contingent deferred sales charge. Note: Any free withdrawal taken will reduce Purchase Payments no longer subject to a contingent deferred sales charge.) The available amount will be calculated as of the end of the previous Contract Year. The free withdrawal allowance applies to any partial withdrawals and to full withdrawals, except those transferred directly to annuity contracts issued by unaffiliated carriers and financial institutions. We allow the 15% free withdrawal allowance during the first Contract Year if taken under the systematic withdrawal program.

SETTLEMENT OPTION ELECTION: You cannot elect a settlement option during the first Contract Year.

TERMINATION: We reserve the right to terminate this contract when the contract value is less than $2,000 and no Purchase Payments have been made to the contract for two years.






                                       4


TL-22270                                                        TLAC Ed. 07-99
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                             CONTRACT SPECIFICATIONS

SEPARATE ACCOUNT: THE TRAVELERS SEPARATE ACCOUNT TEN FOR VARIABLE ANNUITIES

INVESTMENT OPTIONS:
FUNDING OPTIONS:
Greenwich Street Series Fund
         Equity Index Portfolio Class II
         Appreciation Portfolio
         Total Return Portfolio
         Diversified Strategic Income Portfolio
Salomon Brothers Variable Series Fund Inc.
         Investors Fund
         Total Return Fund
Templeton Variable Products Series Fund
         Franklin Small Cap Investments Fund Class II
         Templeton International Fund Class II
The Travelers Series Trust
         MFS Emerging Growth Portfolio
         MFS Research Portfolio
         Large Cap Portfolio
         Equity Income Portfolio
         Disciplined Small Cap
         Strategic Stock
Travelers Series Fund, Inc.
         Alliance Growth Portfolio
         Smith Barney High Income Portfolio
         Smith Barney Large Cap Growth Portfolio
         Smith Barney Large Cap Value Portfolio
         Smith Barney International Equity Portfolio
         MFS Total Return Portfolio
         Van Kampen Enterprise Portfolio
         Smith Barney Money Market Portfolio
         Travelers Managed Income Portfolio
American Variable Insurance Growth and Income Fund
American Variable Insurance Growth Fund
American Variable Insurance Global Fund
Alliance Premier Growth Fund
Smith Barney Aggressive Growth Fund
Smith Barney Mid Cap Fund
Van Kampen Emerging Growth

FIXED ACCOUNT

ADMINISTRATIVE CHARGE: .15% on an annual basis
MORTALITY AND EXPENSE RISK CHARGE: [ 1.15% ]on an annual basis assuming a 365-day year.
The Administrative Charge and Mortality and Expense Risk Charge result in a daily deduction of [.00003562] per fund.

ASSUMED DAILY NET INVESTMENT FACTOR upon annuitization is 1.000081 for Funding Options. When expressed on an annual basis this equals 3%.


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                                   DEFINITIONS
--------------------------------------------------------------------------------

ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of this contract before annuity payments begin.

AGE - age last birthday.

ANNUITANT - the person on whose life the Maturity Date and annuity payments depend.

ANNUITY UNIT - an accounting unit of measure used to calculate the amount of annuity payments.

BENEFICIARY - the person named to receive any death benefits under this contract.

CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations that are in effect during the term of this contract.

CONTRACT DATE - the date on which the contract is issued.

CONTRACT YEARS - twelve-month periods beginning with the Contract Date.

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the contract.

DUE PROOF OF DEATH - (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

FIXED ACCOUNT(s) - an account(s) that consists of the assets under this contract other than those in the Separate Account.

FUNDING OPTION - that portion of the assets of a Separate Account which is allocated to a particular Underlying Fund.

INVESTMENT OPTIONS - the Funding Options and/or the Fixed Accounts under this contract.

MATURITY DATE - the date on which the annuity payments are to begin.

NONQUALIFIED CONTRACT - A contract other than a Qualified Contract.

OUR OFFICE - the Home Office of The Travelers Life and Annuity Company or any other office which We may designate for the purpose of administering this contract.

PREMIUM TAX - the amount of tax, if any, charged by the state or municipality. We will deduct any applicable Premium Tax from the contract value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENT(s) - payments of premium You make to Us under this contract.

QUALIFIED CONTRACT - a contract used in a retirement plan or program that is intended to qualify under Sections 401, 403, 408 or 414(d) of the Code.

RECORDED - a Written Request is Recorded when the information is noted in Our file for this contract.

SEPARATE ACCOUNT(s) - those Separate Account(s) indicated in the Contract Specifications that We established for this class of contracts and certain other contracts.

SETTLEMENT OPTIONS - an annuity option elected under this contract.

TERMINATION - discontinuance of this contract by Us or by Your Written Request.

UNDERLYING FUND - an open-end diversified management investment company indicated in the Contract Specifications, which serves as a variable investment option under the Separate Account.

VALUATION DATE - a date on which an Investment Option is valued.

VALUATION PERIOD - the period between successive valuations.

WE, US, OUR - The Travelers Life and Annuity Company.

WRITTEN REQUEST - written information including requests for contract changes sent to Us in a form and content satisfactory to Us and received at Our Office.

YOU, YOUR - the owner, including a joint owner.


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TL-22270                                                        TLAC Ed. 07-99

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                   OWNER, BENEFICIARY AND ANNUITANT PROVISIONS
--------------------------------------------------------------------------------

OWNER

This contract belongs to the owner shown on the Contract Specifications or to any person subsequently named in a Written Request of transfer of owner as provided below. As owner, You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this contract provided You have not named an irrevocable Beneficiary and provided the contract is not assigned.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the owner. A payment direction is revocable by You at any time by Written Request giving 30 days' advance notice.

JOINT OWNER

Joint Owners may be named in a Written Request prior to the Contract Date. Joint owners may independently exercise transfers among Investment Options. All other rights of ownership must be exercised by joint action. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death if another joint owner survives.

If the owner dies and is survived by the Annuitant before payment of an annuity option begins, any surviving joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

BENEFICIARY

The Beneficiary is the party named in a Written Request. The Beneficiary has the right to receive any remaining contractual benefits upon the death of the Annuitant, or under certain circumstances, upon the death of the owner. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are Recorded with Us by Written Request prior to the death of the Annuitant.

If an owner dies and is survived by the Annuitant before payment of an annuity option begins, any surviving joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

Unless an irrevocable Beneficiary has been named, You have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the contract continues.

Once a change in Beneficiary is Recorded by Us, it will take effect as of the date of the Written Request, subject to any payments made or other actions taken by Us before the recording.

When the Annuitant dies, if no Beneficiary has been named by You, or if no Beneficiary is living, We will pay the death benefit to You or Your estate.

ANNUITANT

The Annuitant is the individual shown on the Contract Specifications on whose life the first annuity payment is made. The Annuitant may not be changed after the Contract Date.

CONTINGENT ANNUITANT

You may name one individual as a contingent annuitant by Written Request prior to the Contract Date. A contingent annuitant may not be changed, deleted or added to the contract after the Contract Date. For purposes of this provision, the owner cannot be the Annuitant.

If the Annuitant dies prior to the Maturity Date while this contract is in effect and while the contingent annuitant is living:

       a.     the death benefit will not be payable upon the Annuitant's death;
       b.     the contingent annuitant becomes the Annuitant; and
       c. all other rights and benefits provided by this contract will continue in effect.


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TL-22270                                                        TLAC Ed. 07-99

TRANSFER OF OWNER

You may transfer ownership by Written Request. You may not revoke any transfer after the effective date. Once the transfer of owner is Recorded by Us, it will take effect as of the date of Your Request, subject to any payments made or other actions taken by Us before the recording.

Unless provided otherwise, a transfer of owner does not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A transfer of ownership may have adverse tax consequences to You as the former owner; please consult Your tax advisor.

ASSIGNMENT

You may collaterally assign ownership of all or a portion of this contract by Written Request without the approval of any Beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any assignment. Once the collateral assignment is Recorded by Us, it will take effect as of the date of Your Written Request, subject to any payments made or other actions taken by Us before the Request is received.

If a claim is made based on an assignment, We may require proof of interest of the claimant. A Recorded assignment takes precedence over any rights of a Beneficiary. Any amounts due under a Recorded assignment will be paid in a single sum.

An assignment may have adverse tax consequences to You; please consult Your tax advisor.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner or Beneficiary under this contract shall be subject to the claims of creditors or any legal process except as may be provided by an assignment.




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TL-22270                                                        TLAC Ed. 07-99
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                    PURCHASE PAYMENT AND VALUATION PROVISIONS
--------------------------------------------------------------------------------

PURCHASE PAYMENT

PURCHASE PAYMENT

A Purchase Payment is any payment You make for this contract and the benefits it provides. An initial lump sum Purchase Payment must be made to the contract and is due and payable before the contract becomes effective. Each Purchase Payment is payable as shown in the Contract Specifications to Us at Our Office or to one of Our authorized representatives. No Purchase Payment after the initial Purchase Payment is required to keep this contract in force, except as provided in the Termination provision.

Net Purchase Payments are that part of Your Purchase Payments applied to the contract value. A net Purchase Payment is equal to the Purchase Payment less any applicable premium tax charge.

ALLOCATION OF PURCHASE PAYMENT

We will apply any net Purchase Payment to provide Accumulation Units of selected Funding Options and/or the Fixed Account of this contract. The initial net Purchase Payment will be applied within two business days following its receipt in good order at Our Office. Subsequent net Purchase Payments will be applied on the same business day if received in good order at Our Office on or before 4:00 pm., Eastern Standard Time. The net Purchase Payment will be allocated to the Investment Options in the proportion specified by You for this contract. The available Underlying Funds to which Funding Option assets are allocated are shown on the Contract Specifications; Underlying Funds may be subsequently added or deleted.

FUNDING OPTION VALUATION

NUMBER OF ACCUMULATION UNITS

The number of Accumulation Units to be credited to each Funding Option once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment applied to that Funding Option by the then Accumulation Unit value of that Funding Option.

ACCUMULATION UNIT VALUE

We determine the value of an Accumulation Unit in each Funding Option on each Valuation Date by multiplying the value on the immediately preceding Valuation Date by the net investment factor for that Funding Option for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of a Funding Option from one Valuation Period to the next. The net investment factor for a Funding Option for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Funding Option's net investment rate for a Valuation Period is equal to the gross investment rate for that Funding Option, less the applicable Funding Option deduction for the Valuation Period.

All Funding Option deductions are shown on the Contract Specifications.

The gross investment rate of a Funding Option for a Valuation Period is equal to
(1) divided by (2) where (1) is:

       a) investment income, plus

       b) capital gains and losses, whether realized or unrealized; less

       c) a deduction for any tax levied against the Separate Account and its Underlying Funds; and

(2) is the amount of the assets at the beginning of the Valuation Period.


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TL-22270                                                        TLAC Ed. 07-99

The gross investment rate for a Funding Option may be either positive or negative. Since a Funding Option is invested in shares of an Underlying Fund, assets are based on the net asset value of the Underlying Fund. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

FIXED ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS - We will determine the number of Accumulation Units to be credited to the Fixed Account on receipt of a Purchase Payment by dividing the net Purchase Payment applied to the Fixed Account by the then dollar value of one Accumulation Unit of the Fixed Account.

ACCUMULATION UNIT VALUE - We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR - The net interest factor for any day is the guaranteed net interest rate that is equivalent to an effective annual interest rate of 0.03 (3%), plus 1.0000. The method of crediting additional interest will be at Our discretion.

Interest is declared in advance. Before annuity payments begin, We may credit the Fixed Account with annual interest rates higher than the minimum guaranteed interest rate of 3%. Interest rates may be higher or lower than the initial interest rates, but not less than the minimum guaranteed interest rate of 3%. Additional amounts may be credited by Us at Our discretion for the guaranteed interest periods shown on the Contract Specifications.

TRANSFER BETWEEN INVESTMENT OPTIONS

You may transfer all or any part of the contract value from one Funding Option to any other Funding Option at any time up to 30 days before the due date of the first annuity payment. Additionally, You may transfer a part of the Fixed Account value to any of the Funding Options, twice a year during the 30 days following the semi-annual Contract Date Anniversary in the amount shown on the Contract Specifications.

Amounts may generally be transferred from the Funding Options to the Fixed Account at any time, up to 30 days before the due date of the first annuity payment. Amounts previously transferred from the Fixed Account to the Funding Options may not be transferred back to the Fixed Account for a period of at least 6 months from the date of transfer. We reserve the right to limit the number of transfers from one Funding Option to any other Funding Option or to the Fixed Account. We will not limit these transfers to less than one in any six-month period.

Transfers between Investment Options will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Investment Option. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Investment Options involved as of the next valuation after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge stated on the Contract Specifications.

CONTRACT VALUES

CONTRACT VALUE

The contract value of this contract on any date equals the sum of the accumulated values in the Investment Options. The accumulated value in a Funding Option equals the number of outstanding Accumulation Units credited to that Funding Option, multiplied by the then Accumulation Unit Value for that Funding Option.

The guaranteed value of the Fixed Account equals the accumulated value of the Fixed Account calculated by using the guaranteed net interest factor. The guaranteed values of the Fixed Account are shown in the Table of Values.

CONTRACT FEE

A contract fee in the amount and for the period shown on the Contract Specifications will be deducted from the contract value to reimburse Us for administrative expenses relating to the contract. The contract fee will be deducted by surrendering on a pro rata basis Accumulation Units from all Funding Options in which You have an interest. No contract fee will be deducted from the Fixed Account.

We will deduct the charge on a pro rata basis if the contract has been in effect for less than a full period on the date a contract fee is deducted. The contract fee will also be prorated upon full surrender or termination of the contract.

CASH SURRENDER VALUE


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TL-22270                                                        TLAC Ed. 07-99
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The cash surrender value of this contract is equal to the contract value less any contingent deferred sales charge which is shown on the Contract Specifications and less any applicable contract fee and Premium Tax not previously deducted.

The guaranteed cash surrender value of the Fixed Account equals the guaranteed value of the Fixed Account less any contingent deferred sales charge which is shown on the Contract Specifications, less any applicable Premium Tax not previously deducted. For guaranteed cash surrender values of the Fixed Account, see the Table of Values.

CASH SURRENDER

You may elect by Written Request to receive the cash surrender value of this contract before the due date of the first annuity payment and without the consent of any Beneficiary unless irrevocably named. You may elect either a full or partial surrender of the cash surrender value. In the case of a full surrender, this contract will be canceled. A partial surrender will result in a reduction in Your contract value. If You have a balance in more than one Investment Option, Your contract value will be reduced from all Your Investment Options on a pro rata basis, unless You request otherwise.

The cash surrender value will be determined as of the next valuation following receipt of Your Written Request. We may delay payment of the cash surrender value of the Funding Options for a period of not more than five business days after We receive Your Written Request. We may delay payment of the cash surrender value of the Fixed Account for a period of not more than six months after We receive Your Written Request.

CONTRACT CONTINUATION

Except as provided in the Termination provision, this contract does not require continuing Purchase Payments and will automatically continue as a paid-up contract during the lifetime of the Annuitant until the Maturity Date, or until it is surrendered.


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                            DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH OF ANNUITANT

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date, unless there is a contingent annuitant surviving. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract and the current tax laws.

DEATH OF OWNER WITH ANNUITANT SURVIVING

If the owner is not the Annuitant, and the owner dies (including the first of joint owners) before the Maturity Date and with the Annuitant surviving, We will recalculate the value of the death benefit under the provisions of Death Proceeds Prior To The Maturity Date below. The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws. The party must take distributions no later than under the applicable elections of that provision. All references to Annuitant in the Death Proceeds Prior to Maturity Date provision will be replaced with reference to the owner.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

If the Annuitant is younger than age 76 on the Contract Date, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below, less any applicable premium tax and outstanding loans:

a)   the contract value on the Death Report Date;

b) the total Purchase Payments less the total amount of any partial surrenders made under this contract; or

c)   the step-up value (if any, as described below).

     STEP-UP VALUE

     WHERE ANNUITANT WAS YOUNGER THAN AGE 68 ON THE CONTRACT DATE

     A step-up value will be established on the seventh Contract Date anniversary which occurs on or prior to the Death Report Date. The initial step-up value will equal the contract value on that anniversary. Whenever a Purchase Payment is made, the step-up value will be increased by the amount of that Purchase Payment. Whenever a partial surrender is taken, the step-up value will be reduced by a partial surrender reduction as described below. On each Contract Date anniversary that occurs before the Annuitant's 76th birthday and before the Annuitant's death, if the contract value is greater than the step-up value, the step-up value will be reset to equal the contract value on that date. If the step-up value is greater than the contract value, the step-up value will remain unchanged. The step-up value will not be reduced on these anniversary recalculations (provided no surrenders are made on that day). The only changes made to the step-up value on or after the Annuitant's 76th birthday will be those related to additional Purchase Payments or partial surrenders as described above. If the Death Report Date is before the seventh Contract Date anniversary, there is no step-up value.

     WHERE ANNUITANT WAS AGE 68 THROUGH 75 ON THE CONTRACT DATE

     A step-up value will be established on the seventh Contract Date anniversary prior to the Death Report Date. The step-up value will equal the contract value on that anniversary. Whenever a Purchase Payment is made, the step-up value will be increased by the amount of that Purchase Payment. Whenever a partial surrender is taken, the step-up value will be reduced by a partial surrender reduction as described below. The only changes made to the step-up value on or after the seventh Contract Date anniversary will be those related to additional Purchase Payments or partial surrenders as described above. If the Death Report Date is before the seventh Contract Date anniversary, there is no step-up value.

     PARTIAL SURRENDER REDUCTION

     The partial surrender reduction is equal to 1) the step-up value in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the contract value immediately prior to the partial surrender.

TL-22270                                                        TLAC Ed. 07-99

If the Annuitant is age 76 through 80 on the Contract Date, the death benefit payable as of the Death Report Date will be the greater of a) or b) below, less any applicable premium tax and outstanding loans:

a) the contract value on the Death Report Date; or

b) the total Purchase Payments less the total amount of any partial surrenders made under this contract.

If the Annuitant is age 81 or older on the Contract Date, the death benefit payable as of the Death Report Date will be the contract value on the Death Report Date, less any applicable premium tax and outstanding loans.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the contract value on the Death Report Date, less any applicable premium tax and outstanding loans.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the annuity option then in effect.

INTEREST ON DEATH PROCEEDS

Any interest on death proceeds will be paid only if required by law.

TL-22270                                                        TLAC Ed. 07-99

--------------------------------------------------------------------------------
                              SETTLEMENT PROVISIONS
--------------------------------------------------------------------------------

MATURITY DATE

The Maturity Date is shown on the Contract Specifications. This is the date on which We will begin paying to You the first of a series of annuity payments in accordance with the Settlement Option elected by You. Annuity payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the greater of when the Annuitant reaches age 95 or ten years after the Contract Date.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, You may change the Maturity Date by Written Request to any time prior to the Annuitant's 95th birthday or to a later date with Our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this contract to You in one lump sum or in accordance with the Settlement Option elected by You, subject to the conditions shown on the Contract Specifications. While the Annuitant is alive, You may change Your Settlement Option election by Written Request, but only before the Maturity Date. Once annuity payments have commenced, no further election changes are allowed.

During the Annuitant's lifetime, if no election has been made on the Maturity Date, We will pay to You the first of a series of monthly annuity payments based on the life of the Annuitant, in accordance with annuity Option 2, with 120 monthly payments assured.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless We consent to a lesser amount. If any periodic payments due are less than $100, We reserve the right to make annuity payments at less frequent intervals, resulting in a payment of at least $100 per year.

ALLOCATION OF ANNUITY

At the time an annuity option is elected, the person electing the option may further elect to have the cash surrender value applied to provide a variable annuity, a fixed annuity or a combination of both.

Unless You elect otherwise, when annuity payments start, the value of a Funding Option will be applied to provide an annuity that varies with the investment experience of that same Funding Option and the value of the Fixed Account will be applied to provide a fixed annuity.

Before You begin receiving annuity payments, You may transfer contract value from one Investment Option to another, as described in the provision "Transfer Between Accounts," in order to reallocate the basis on which annuity payments will be determined. Once annuity payments start, You may, with Our consent, change the allocation of Your values in each Funding Option.

VARIABLE ANNUITY

AMOUNT OF BASIC FIRST PAYMENT

The Life Annuity Tables are used to determine the basic first monthly annuity payment. They show the dollar amount of the basic first monthly annuity payment that can be purchased with each $1,000 applied. The actual amount of the basic annuity payments in each Funding Option is found by multiplying the number of Annuity Units credited to the contract in that Funding Option by the Annuity Unit value of the Funding Option as of the date 14 days prior to the date on which the payment is due. We reserve the right to require satisfactory proof of the age of any person on whose life annuity payments are based before making the first payment under any of these options.

TL-22270                                                        TLAC Ed. 07-99

ANNUITY UNIT VALUE

On any Valuation Date, the Annuity Unit value for a Funding Option equals the Funding Option Annuity Unit value on the immediately preceding Valuation Date, multiplied by the net investment factor for that Funding Option for the Valuation Period just ended, divided by the assumed daily net investment factor. The assumed daily net investment factor is shown on the Contract Specifications. The value of an Annuity Unit as of any date other than a Valuation Date will be equal to its value as of the next succeeding Valuation Date.

NUMBER OF ANNUITY UNITS

We determine the number of Annuity Units credited to this contract in each Funding Option by dividing the basic first monthly annuity payment attributable to that Funding Option by the Funding Option's Annuity Unit value as of 14 days before the due date of the first annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT BASIC PAYMENTS

The dollar amount of the second and subsequent payments may change from month to month. The total amount of each annuity payment will be equal to the sum of the basic payments in each Funding Option.

FIXED ANNUITY

A fixed annuity is an annuity with payments that remain fixed as to dollar amount throughout the payment period. The Life Annuity Tables are used to determine the monthly annuity payment. They show the dollar amount of monthly annuity payment that can be purchased with each $1,000 applied. The amount applied to the fixed annuity will be equal to the cash surrender value applicable to the fixed annuity determined as of the date fixed annuity payments start. If it would produce a larger payment, We agree that the fixed annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in Elections Of Settlement Options and Minimum Amounts, all or any part of the cash surrender value of this contract may be paid under one or more of the annuity options below if available on the Maturity Date. We may offer additional options.

OPTION 1. LIFE ANNUITY - NO REFUND

We will make monthly annuity payments during the lifetime of the person on whose life the payments are based, ending with the last monthly payment preceding death.

OPTION 2. LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED

We will make monthly annuity payments during the lifetime of the person on whose life the payments are based. If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the Beneficiary during the remainder of the period.

OPTION 3. JOINT AND LAST SURVIVOR LIFE ANNUITY

We will make monthly annuity payments during the joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor. No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE

We will make monthly annuity payments during the joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make monthly annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, We will continue to make monthly annuity payments to the secondary payee in an amount equal to 50% of the payments that would have been made during the lifetime of the primary payee. No further payments will be made following the death of the survivor.

OPTION 5. PAYMENTS FOR A FIXED PERIOD

We will make monthly payments for the period selected.

TL-22270                                                        TLAC Ed. 07-99

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire contract between You and Us consists of the contract and all attached pages.

CONTRACT CHANGES

The only way this contract may be changed is by a written endorsement signed by one of Our officers.

SUBSTITUTION OF SEPARATE ACCOUNT, FUNDING OPTION OR UNDERLYING FUNDS

If it is not possible to continue to offer a Separate Account, Funding Option or Underlying Fund, or, if, in Our judgment, it becomes inappropriate for the purposes of this contract, We may substitute another Separate Account, Funding Option or Underlying Fund without Your consent. Substitution may be made with respect to both existing investments and investment of future premium payments. However, no such substitution will be made without notice to You and without prior approval of the Securities and Exchange Commission, to the extent required by law.

MISSTATEMENT

If the Annuitant's sex, if applicable, or date of birth was misstated, all benefits of this contract are what the Purchase Payments paid would have purchased at the correct sex and age. Proof of the Annuitant's and owner's age may be filed at any time at Our Office.

INCONTESTABILITY

We will not contest this contract from its Contract Date.

TERMINATION

We reserve the right to terminate this contract on any Valuation Date if the contract value as of the date is less than the termination amount shown on the Contract Specifications. Termination will not occur until 31 days after We have mailed notice of termination to You at Your last known address. If this contract is terminated, We will pay You the cash surrender value, if any.

REQUIRED REPORTS

We will furnish a report to the owner as often as required by law, but at least once in each Contract Year before the due date of the first annuity payment. The report will show the number of Accumulation Units credited to the contract in each Investment Option and the corresponding Accumulation Unit value as of the date of the report.

VOTING RIGHTS

If required by federal law, You may have the right to vote at the meetings of the Shareholders of the Underlying Funds. If You have voting rights, We will send a notice to You telling You the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes You may exercise.

MORTALITY AND EXPENSES

Our actual mortality and expense experience will not affect the amount of any annuity payments or any other values under this contract.

NON-PARTICIPATING

This contract does not share in Our surplus earnings, so You will receive no dividends under it.

TAXES BASED UPON PREMIUM OR VALUE

If there is a law or change in law assessing taxes against Us based upon the premium or value of this contract, We reserve the right to charge You proportionately for that tax. This would include a tax based upon Our realized net capital gains in the Funding Options and on earnings in the Fixed Account, on which We are not currently taxed.

CONFORMITY WITH STATE AND FEDERAL LAWS

This contract is governed by the law of the state in which it is delivered. Any paid-up annuity, cash surrender or death benefits that are available under this contract are not less than the minimum benefits required by the statutes of the state in which this contract is delivered.

Upon receiving appropriate state approval, We may at any time make any changes, including retroactive changes, in this contract to the extent that the change is required to meet the requirements of any law or regulation issued by an governmental agency to which We or You are subject.

TL-22270                                                        TLAC Ed. 07-99

EMERGENCY PROCEDURE

We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Funding Options is not reasonably practicable or it is not reasonably practicable to determine the value of the Funding Option's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNTS AND FUNDING OPTIONS

We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Funding Options. That portion of the assets of a Separate Account or Funding Option equal to the reserves and other contract liabilities with respect to such Separate Account or Funding Option shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this contract will be conclusive.

REDUCTION OR ELIMINATION OF CONTRACT CHARGES

All charges and fees under the contract may be reduced or eliminated when certain sales or administration of the contract result in savings or reduction of expenses, and/or risks.

TRANSFERS TO OTHER CONTRACTS ISSUED BY US

Under specific conditions, We may allow You to transfer funds held by You to another contract issued by Us without incurring charges deducted upon surrender as shown on the Contract Specifications page. Once the transfer is complete and We have established a new contract at Your direction, new deferred sales charges or surrender charges may apply to the new contract in accordance with the provisions of such contract.

TL-22270                                                        TLAC Ed. 07-99

                                 TABLE OF VALUES
   GUARANTEED VALUES OF THE FIXED ACCOUNT PER $1,000 OF NET PURCHASE PAYMENT
                                    APPLIED

        NO. OF
      YEARS FROM                                GUARANTEED        NO. OF YEARS FROM
     DATE PAYMENT           GUARANTEED        CASH SURRENDER       DATE PAYMENT IS                           GUARANTEED CASH
      IS APPLIED              VALUE                VALUE               APPLIED         GUARANTEED VALUE      SURRENDER VALUE
          1                    1030                 970                  36                  2898                 2898
          2                    1060                1000                  37                  2985                 2985
          3                    1092                1032                  38                  3074                 3074
          4                    1125                1075                  39                  3167                 3167
          5                    1159                1109                  40                  3262                 3262
          6                    1194                1154                  41                  3359                 3359
          7                    1229                1199                  42                  3460                 3460
          8                    1266                1266                  43                  3564                 3564
          9                    1304                1304                  44                  3671                 3671
          10                   1343                1343                  45                  3781                 3781
          11                   1384                1384                  46                  3895                 3895
          12                   1425                1425                  47                  4011                 4011
          13                   1468                1468                  48                  4132                 4132
          14                   1512                1512                  49                  4256                 4256
          15                   1557                1557                  50                  4383                 4383
          16                   1604                1604                  51                  4515                 4515
          17                   1652                1652                  52                  4650                 4650
          18                   1702                1702                  53                  4790                 4790
          19                   1753                1753                  54                  4934                 4934
          20                   1806                1806                  55                  5082                 5082
          21                   1860                1860                  56                  5234                 5234
          22                   1916                1916                  57                  5391                 5391
          23                   1973                1973                  58                  5553                 5553
          24                   2032                2032                  59                  5720                 5720
          25                   2093                2093                  60                  5891                 5891
          26                   2156                2156                  61                  6068                 6068
          27                   2221                2221                  62                  6250                 6250
          28                   2287                2287                  63                  6437                 6437
          29                   2356                2356                  64                  6631                 6631
          30                   2427                2427                  65                  6829                 6829
          31                   2500                2500                  66                  7034                 7034
          32                   2575                2575                  67                  7245                 7245
          33                   2652                2652                  68                  7463                 7463
          34                   2731                2731                  69                  7687                 7687
          35                   2813                2813                  70                  7917                 7917

TL-22270                                                        TLAC Ed. 07-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1, AND 2- SINGLE LIFE ANNUITIES
               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS

MALE                                    NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED                   NONE                120                180                 240
AGE
        45                 3.59                3.57               3.56               3.53
        46                 3.64                3.62               3.60               3.57
        47                 3.69                3.67               3.65               3.62
        48                 3.75                3.73               3.70               3.67
        49                 3.81                3.78               3.76               3.71
        50                 3.87                3.84               3.81               3.77
        51                 3.93                3.90               3.87               3.82
        52                 4.00                3.97               3.93               3.87
        53                 4.07                4.04               3.99               3.93
        54                 4.15                4.11               4.06               3.99
        55                 4.23                4.19               4.13               4.05
        56                 4.32                4.27               4.20               4.11
        57                 4.41                4.35               4.28               4.17
        58                 4.50                4.44               4.36               4.24
        59                 4.61                4.53               4.44               4.31
        60                 4.72                4.63               4.53               4.37
        61                 4.83                4.74               4.62               4.44
        62                 4.96                4.85               4.71               4.51
        63                 5.09                4.97               4.81               4.58
        64                 5.24                5.09               4.90               4.65
        65                 5.39                5.22               5.01               4.72
        66                 5.56                5.36               5.11               4.79
        67                 5.73                5.50               5.21               4.86
        68                 5.92                5.64               5.32               4.93
        69                 6.12                5.80               5.43               4.99
        70                 6.34                5.96               5.53               5.05
        71                 6.56                6.12               5.64               5.11
        72                 6.81                6.29               5.75               5.16
        73                 7.07                6.46               5.85               5.21
        74                 7.35                6.64               5.95               5.26
        75                 7.64                6.82               6.05               5.30

Dollar amounts of the monthly annuity payments for the first and second options are based on the Annuity 2000 Table. The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum assuming a 365 day year.

Calendar Year in which 1st payment is due:
Adjusted age is actual age:

1998-2000         2001-2005        2006-2010         2011-2015         2016-2020
minus 0           minus 1          minus 2           minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

TL-22270                                                        TLAC Ed. 07-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1, AND 2- SINGLE LIFE ANNUITIES
               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS

FEMALE                 NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED                   NONE                120                180                 240
AGE
        45                 3.39                3.39               3.38               3.37
        46                 3.43                3.43               3.42               3.40
        47                 3.48                3.47               3.46               3.44
        48                 3.52                3.52               3.50               3.48
        49                 3.57                3.56               3.55               3.53
        50                 3.62                3.61               3.60               3.57
        51                 3.68                3.66               3.65               3.62
        52                 3.74                3.72               3.70               3.67
        53                 3.80                3.78               3.76               3.72
        54                 3.86                3.84               3.81               3.78
        55                 3.93                3.90               3.88               3.83
        56                 4.00                3.97               3.94               3.89
        57                 4.07                4.05               4.01               3.95
        58                 4.15                4.12               4.08               4.01
        59                 4.24                4.20               4.15               4.08
        60                 4.33                4.29               4.23               4.15
        61                 4.43                4.38               4.32               4.22
        62                 4.53                4.48               4.40               4.29
        63                 4.64                4.58               4.49               4.36
        64                 4.76                4.69               4.59               4.44
        65                 4.89                4.80               4.69               4.52
        66                 5.02                4.92               4.79               4.59
        67                 5.17                5.05               4.89               4.67
        68                 5.32                5.19               5.00               4.75
        69                 5.49                5.33               5.12               4.82
        70                 5.68                5.48               5.23               4.90
        71                 5.87                5.64               5.35               4.97
        72                 6.09                5.81               5.47               5.04
        73                 6.32                5.99               5.59               5.10
        74                 6.57                6.18               5.71               5.16
        75                 6.84                6.37               5.83               5.22

Dollar amounts of the monthly annuity payments for the first and second options are based on the Annuity 2000 Table. The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum assuming a 365 day year.

Calendar Year in which 1st payment is due:
Adjusted age is actual age:

1998-2000         2001-2005        2006-2010         2011-2015         2016-2020
minus 0           minus 1          minus 2           minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

TL-22270                                                        TLAC Ed. 07-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1, AND 2- SINGLE LIFE ANNUITIES
                 THIS TABLE WILL BE USED FOR QUALIFIED CONTRACTS

UNISEX                                  NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED                   NONE                120                180                 240
AGE
        45                 3.49                3.48               3.47               3.45
        46                 3.54                3.53               3.51               3.49
        47                 3.59                3.57               3.56               3.53
        48                 3.64                3.62               3.60               3.58
        49                 3.69                3.68               3.65               3.62
        50                 3.75                3.73               3.71               3.67
        51                 3.81                3.79               3.76               3.72
        52                 3.87                3.85               3.82               3.77
        53                 3.94                3.91               3.88               3.83
        54                 4.01                3.98               3.94               3.88
        55                 4.08                4.05               4.01               3.94
        56                 4.16                4.12               4.07               4.00
        57                 4.24                4.20               4.15               4.07
        58                 4.33                4.28               4.22               4.13
        59                 4.42                4.37               4.30               4.20
        60                 4.52                4.46               4.38               4.27
        61                 4.63                4.56               4.47               4.34
        62                 4.75                4.67               4.56               4.41
        63                 4.87                4.78               4.65               4.48
        64                 5.00                4.89               4.75               4.55
        65                 5.14                5.01               4.85               4.62
        66                 5.29                5.14               4.95               4.70
        67                 5.45                5.28               5.06               4.77
        68                 5.62                5.42               5.17               4.84
        69                 5.81                5.57               5.28               4.91
        70                 6.00                5.72               5.39               4.98
        71                 6.22                5.89               5.50               5.04
        72                 6.44                6.06               5.62               5.10
        73                 6.69                6.23               5.73               5.16
        74                 6.95                6.41               5.84               5.21
        75                 7.24                6.60               5.95               5.26

Dollar amounts of the monthly annuity payments for the first and second options are based on the Annuity 2000 Table (blended 50%/50% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum assuming a 365 day year.

Calendar Year in which 1st payment is due:
Adjusted age is Actual age:

1998-2000         2001-2005        2006-2010         2011-2015         2016-2020
minus 0           minus 1          minus 2           minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

TL-22270                                                        TLAC Ed. 07-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

              THESE TABLES WILL BE USED FOR NONQUALIFIED CONTRACTS

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

  MALE
ADJUSTED                                                      FEMALE ADJUSTED AGE
AGE                    45              50              55              60              65             70              75
       45             3.18            3.27            3.35            3.42            3.47           3.51            3.54
       50             3.24            3.36            3.47            3.58            3.66           3.73            3.78
       55             3.29            3.43            3.59            3.74            3.87           3.99            4.08
       60             3.32            3.49            3.69            3.89            4.09           4.28            4.43
       65             3.35            3.54            3.76            4.02            4.31           4.59            4.84
       70             3.36            3.57            3.82            4.13            4.49           4.89            5.29
       75             3.37            3.59            3.86            4.21            4.63           5.14            5.71

                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

       AGE OF PRIMARY MALE
      AND SECONDARY FEMALE                  DOLLAR AMOUNT
               45                               3.37
               50                               3.60
               55                               3.88
               60                               4.26
               65                               4.79
               70                               5.52
               75                               6.54

Dollar amounts of the monthly annuity payments for the third and fourth options are based on the Annuity 2000 Table. The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum assuming a 365 day year.

Calendar Year in which 1st payment is due:
Adjusted age is actual age:

1998-2000         2001-2005         2006-2010        2011-2015         2016-2020
minus 0           minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030         2031-2035        2036 AND LATER
minus 5           minus 6           minus 7          minus 8

TL-22270                                                        TLAC Ed. 07-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                THESE TABLES WILL BE USED FOR QUALIFIED CONTRACTS

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

UNISEX
ADJUSTED                                                      UNISEX ADJUSTED AGE
AGE                    45              50              55              60              65             70              75
       45             3.19            3.26            3.33            3.38            3.41           3.44            3.46
       50             3.26            3.37            3.46            3.54            3.61           3.66            3.69
       55             3.33            3.46            3.60            3.72            3.83           3.91            3.98
       60             3.38            3.54            3.72            3.90            4.07           4.22            4.33
       65             3.41            3.61            3.83            4.07            4.32           4.56            4.75
       70             3.44            3.66            3.91            4.22            4.56           4.91            5.23
       75             3.46            3.69            3.98            4.33            4.75           5.23            5.74

                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

         AGE OF PRIMARY
      AND SECONDARY UNISEX                  DOLLAR AMOUNT
               45                               3.34
               50                               3.55
               55                               3.82
               60                               4.19
               65                               4.70
               70                               5.40
               75                               6.40

Dollar amounts of the monthly annuity payments for the third and fourth options are based on the Annuity 2000 Table (blended 50%/50% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum assuming a 365 day year.

Calendar Year in which 1st payment is due:
Adjusted age is actual age:

1998-2000         2001-2005         2006-2010        2011-2015         2016-2020
minus 0           minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030         2031-2035        2036 AND LATER
minus 5           minus 6           minus 7          minus 8

TL-22270                                                        TLAC Ed. 07-99

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD

                     MONTHLY                                         MONTHLY
   NUMBER OF         PAYMENT                        NUMBER OF        PAYMENT
     YEARS           AMOUNT                           YEARS          AMOUNT
       5              17.91                            18             5.96
       6              15.14                            19             5.73
       7              13.16                            20             5.51
       8              11.68                            21             5.32
       9              10.53                            22             5.15
       10             9.61                             23             4.99
       11             8.86                             24             4.84
       12             8.24                             25             4.71
       13             7.71                             26             4.59
       14             7.26                             27             4.47
       15             6.87                             28             4.37
       16             6.53                             29             4.27
       17             6.23                             30             4.18


The dollar amounts of the monthly annuity payments for the fifth option are based on a net investment rate of 3% per annum assuming a 365 day year.

TL-22270                                                        TLAC Ed. 07-99
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                                       27


TL-22270                                                        TLAC Ed. 07-99

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT

  ELECTIVE OPTIONS                                            NON-PARTICIPATING

   ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON
     THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY
                        INCREASE OR DECREASE AND ARE NOT
                      GUARANTEED AS TO FIXED DOLLAR AMOUNT.

TL-22270                                                        TLAC Ed. 07-99

                          DEATH BENEFIT ENDORSEMENT II

THIS ENDORSEMENT IS NOT AVAILABLE WHEN EITHER THE ANNUITANT OR OWNER IS AGE 76 OR OLDER ON THE CONTRACT DATE.

This endorsement is made a part of this contract as of the date it is attached to the contract.

The "DEATH PROCEEDS PRIOR TO THE MATURITY DATE" provision is amended by deleting the provision and replacing it with the following:

DEATH PROCEEDS PRIOR TO MATURITY DATE

If the Annuitant dies before age 80 and before the Maturity Date, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below, less any applicable premium tax and outstanding loans:

a)   the contract value on the Death Report Date

b) the roll-up death benefit value (as described below) available at the Death Report Date; or

c)   the step-up value (if any, as described below).

If the Annuitant dies on or after age 80 and before the Maturity Date, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below, less any applicable premium tax and outstanding loans:

a)   the contract value on the Death Report Date

b) the roll-up death benefit value (as described below) available at the Annuitant's 80th birthday, plus any additional Purchase Payments and minus any partial surrender reductions (as described below) which occur after the Annuitant's 80th birthday; or

c)   the step-up value (if any, as described below).

     ROLL-UP DEATH BENEFIT VALUE

     On the Contract Date, the roll-up death benefit value is equal to the Purchase Payment. On each Contract Date anniversary, the roll-up death benefit value will be recalculated to equal a) plus b) minus c), increased by 5%, where:

     a) is the Roll-Up Death Benefit as of the previous Contract Date anniversary

     b)   any Purchase Payments made during the previous Contract Year

     c) any partial surrender reductions (as described below) during the previous Contract Year

     On dates other than the Contract Date anniversary, the roll-up death benefit value will equal a) plus b) minus c), where:

     a) the roll-up death benefit value on the previous Contract Date anniversary

     b) any Purchase Payments made since the previous Contract Date anniversary

     c) any partial surrender reductions (as described below) since the previous Contract Date anniversary.

     The maximum roll-up death benefit equals 200% of the difference between all Purchase Payments and all partial surrender reductions (as described below).

     STEP-UP VALUE

     A step-up value will be established on each Contract Date anniversary which occurs on or prior to the Death Report Date. The initial step-up value will equal the contract value on that anniversary. Whenever a Purchase Payment is made, the step-up value will be increased by


TL-22272                                                        TLAC Ed. 07-99
     the amount of that Purchase Payment. Whenever a partial surrender is taken, the step-up value will be reduced by a partial surrender reduction as described below. On each Contract Date anniversary that occurs before the Annuitant's 80th birthday and before the Annuitant's death, if the contract value is greater than the step-up value, the step-up value will be reset to equal the contract value on that date. If the step-up value is greater than the contract value, the step-up value will remain unchanged. The step-up value will not be reduced on these anniversary recalculations (provided no surrenders are made on that day). The only changes made to the step-up value on or after the Annuitant's 80th birthday will be those related to additional Purchase Payments or partial surrenders as described above. If the Death Report Date is before the first Contract Date anniversary, there is no step-up value.

     PARTIAL SURRENDER REDUCTION

     The partial surrender reduction is equal to 1) the death benefit value (contract, step-up or roll-up value) in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the contract value immediately prior to the partial surrender.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the contract value on the Death Report Date, less any applicable premium tax and outstanding loans.

                                         THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                          [SIG]

                                                        Chairman


TL-22272                                                        TLAC Ed. 07-99

                           DEATH BENEFIT ENDORSEMENT I

THIS ENDORSEMENT IS NOT AVAILABLE WHEN EITHER THE ANNUITANT OR OWNER IS AGE 76 OR OLDER ON THE CONTRACT DATE.

This endorsement is made a part of this contract as of the date it is attached to the contract.

The "DEATH PROCEEDS PRIOR TO THE MATURITY DATE" provision is amended by deleting the provision and replacing it with the following:

DEATH PROCEEDS PRIOR TO MATURITY DATE

If the Annuitant dies before the Maturity Date, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below, less any applicable premium tax and outstanding loans:

a)   the contract value on the Death Report Date

b) the total Purchase Payments less the total amount of any partial surrenders made under this contract; or

c)   the step-up value (if any, as described below).

     STEP-UP VALUE

     A step-up value will be established on each Contract Date anniversary which occurs on or prior to the Death Report Date. The initial step-up value will equal the contract value on that anniversary. Whenever a Purchase Payment is made, the step-up value will be increased by the amount of that Purchase Payment. Whenever a partial surrender is taken, the step-up value will be reduced by a partial surrender reduction as described below. On each Contract Date anniversary that occurs before the Annuitant's 80th birthday and before the Annuitant's death, if the contract value is greater than the step-up value, the step-up value will be reset to equal the contract value on that date. If the step-up value is greater than the contract value, the step-up value will remain unchanged. The step-up value will not be reduced on these anniversary recalculations (provided no surrenders are made on that day). The only changes made to the step-up value on or after the Annuitant's 80th birthday will be those related to additional Purchase Payments or partial surrenders as described above. If the Death Report Date is before the first Contract Date anniversary, there is no step-up value.

     PARTIAL SURRENDER REDUCTION

     The partial surrender reduction is equal to 1) the step-up value in effect immediately prior to the reduction for the partial surrender, multiplied by
     2) the amount of the partial surrender divided by 3) the contract value immediately prior to the partial surrender.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the contract value on the Death Report Date, less any applicable premium tax and outstanding loans.

                                         THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                          [SIG]

                                                        President


TL-22271                                                        TLAC Ed. 07-99